Exhibit 24

POWER OF ATTORNEY


We, the undersigned, hereby constitute Thomas F. Skelly and Joseph E. Mullaney, or either of them, our true and lawful attorneys with full power to sign for us in our name and in the capacity indicated below, this registration statement and any and all amendments and supplements thereto, including post-effective amendments, pursuant to the Securities Act of 1933, hereby ratifying and confirming our signatures as they may be signed by our attorneys or either of them, to said registration statement and to any and all amendments and supplements thereto, including post-effective amendments.

	WITNESS Our Hand and Seal on the Date set forth below.

	Signatures		Title				Date


	ALFRED M. ZEIEN	Chairman of the Board	May 5, 1995
	Alfred M. Zeien	of Directors, Chief Executive
				Officer and Director

	MICHAEL C. HAWLEYPresident, Chief OperatingMay 5, 1995
	Michael C. Hawley	Officer and Director

	JOSEPH E. MULLANEYVice Chairman of the BoardMay 5, 1995
	Joseph E. Mullaney	of Directors and Director

	ANTHONY S. LUCASVice President, Controller and	May 5, 1995
	Anthony S. Lucas	Principle Accounting Officer

	WARREN E. BUFFET	Director		May 5, 1995
	Warren E. Buffett

	WILBUR H. GANTZ		Director		May 5, 1995
	Wilbur H. Gantz

	MICHAEL B. GIFFORD	Director		May 5, 1995
	Michael B. Gifford

	CAROL R. GOLDBERG	Director		May 5, 1995
	Carol R. Goldberg

	HERBERT H. JACOBI	Director		May 5, 1995
	Herbert H. Jacobi

	RICHARD R. PIVIROTTO	Director		May 5, 1995
	Richard R. Pivrotto

	JUAN M. STETA		Director		May 5, 1995
	Juan M. Steta

	ALEXANDER B. TROWBRIDGE	Director	May 5, 1995
	Alexander B. Trowbridge

	JOSEPH F. TURLEY	Director		May 5, 1995
	Joseph F. Turley